UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Nikola Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Nikola Corporation
4141 E. Broadway Road
Phoenix, Arizona 85040
(480) 666-1038

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, JULY 18, 2022

To Our Stockholders:

Notice is hereby given that Nikola Corporation’s 2022 Annual Meeting of Stockholders, scheduled for June 1, 2022 and subsequently adjourned to June 30, 2022, has been adjourned and will reconvene at 2:00 p.m., Pacific Time (PT), on Monday, July 18, 2022 (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting and vote by visiting www.virtualshareholdermeeting.com/NKLA2022 and using the control number included in your previously-provided proxy materials.

We are holding this Annual Meeting:

•to elect nine directors to serve until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified;

•to approve an amendment to the Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 600,000,000 to 800,000,000;

•to approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers as disclosed in the attached Proxy Statement;

•to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

•to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Stockholders of record at the close of business on April 4, 2022 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

It is important that your shares be represented at this meeting. Whether or not you expect to attend the virtual Annual Meeting, please vote now by following the instructions you received previously. Please review the instructions on pages 2 and 3 of the previously-distributed proxy statement regarding your voting options. If you have already voted, you do not need to take any further action.

By Order of the Board of Directors,

/s/ Britton M. Worthen
Britton M. Worthen
Chief Legal Officer and Secretary
Phoenix, Arizona

July 7, 2022